Exhibit 10.25

CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement (this “Agreement”), dated as of December 28, 2012, is entered into by and among SYNDAX PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), the Lenders (as defined below), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders (in such capacity, and together with its successors and permitted assigns, “Agent”).

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of March 30, 2011, as amended by that certain Consent and Amendment Agreement, dated as of December 20, 2011, as further amended by that certain Consent and Amendment Agreement, dated as of June 28, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of October 9, 2012, and as further amended by that certain Consent and Amendment Agreement, dated as of November 19, 2012, each among Borrower, Agent and the financial institutions party thereto as lenders (the “Lenders”; the Loan and Security Agreement, as so amended and as it may have been and may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”), Agent and the Lenders have made certain loans and other financial accommodations to Borrower subject to the terms and conditions set forth therein;

WHEREAS, Borrower requested and, pursuant to that certain Consent and Amendment Agreement, dated as of November 19, 2012, between Agent and Borrower, Agent and Requisite Lenders consented to the incurrence by Borrower of up to $1,000,000 of additional unsecured, subordinated Indebtedness evidenced by a series of Unsecured Convertible Promissory Notes, dated November 19, 2012, issued under that certain Note Purchase Agreement, dated as of November 19, 2012 (the “NPA”), by and among Borrower and the investors party thereto, which Indebtedness was subordinated to the Obligations pursuant to that certain Subordination Agreement, dated as of November 19, 2012;

WHEREAS, Borrower has requested that Agent and Requisite Lenders consent to the incurrence by Borrower of up to $460,000 of additional unsecured, subordinated Indebtedness evidenced by a series of Unsecured Convertible Promissory Notes, dated on or about the date hereof, in the aggregate principal amount of up to $460,000 (the “December 2012 Notes”), issued under the NPA, as amended by that certain Amendment to Note Purchase Agreement, dated on or about the date hereof (the “NPA Amendment”), by and among Borrower and the investors party thereto, which Indebtedness (i) shall be subordinated to all Obligations in all respects pursuant to a Subordination Agreement, dated as of the date hereof (the “Subordination Agreement”), executed by Borrower and each investor that is purchasing a December 2012 Note; (ii) shall not require payment of any kind (including principal, interest, fees or other costs related thereto) until all Obligations shall have been indefeasibly paid in full; provided, that such financing may be converted to equity at any time and payment of cash in lieu of the issuance of fractional shares in connection with such conversion may be made; and (iii) shall otherwise be in form and substance reasonably satisfactory to Agent;

WHEREAS, in connection with the issuance of the December 2012 Notes, Borrower has further requested that Agent and Requisite Lenders consent to the amendment by Borrower of its certificate of incorporation in the form of the Second Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “December 2012 Charter Amendment”) to, among other things, authorize the Series B Preferred Stock (the “Series B Preferred Stock”) into which the December 2012 Notes may be convertible in accordance with the terms thereof;

WHEREAS, Borrower has requested that Agent and Requisite Lenders consent to the foregoing, which, but for this Agreement, would be prohibited under Sections 7.2 and 7.11 of the Loan Agreement;

WHEREAS, pursuant to Section 6.2(a) of the Loan Agreement, Borrower is required to notify Agent of any change in the accuracy of the Perfection Certificate, immediately upon the occurrence of any such change, and Borrower has failed to notify Agent of certain changes thereto, as more fully detailed on Schedule 1 hereto, which such failure constitutes an Event of Default under Section 8.1(b) of the Loan Agreement (the “Perfection Certificate Notification Event of Default”);

WHEREAS, pursuant to Section 6.2(e) of the Loan Agreement, Borrower is required to notify Agent with respect to any new applications or registrations that any Loan Party has made or filed in respect of any Intellectual Property or a change in status of any outstanding application or registration within five (5) days of such application, registration, filing or change in status, and Borrower has failed to notify agent with respect to the items more fully described on Schedule 2 hereto, which such failure constitutes an Event of Default under Section 8.1(b) of the Loan Agreement (the Intellectual Property Notification Event of Default, and, together with the Perfection Certificate Notification Event of Default, the “Identified Events of Default”);

WHEREAS, Borrower has requested that Agent and Requisite Lenders waive, ab initio, each Identified Event of Default; and

WHEREAS, Agent and Lenders constituting at least the Requisite Lenders are willing to agree to such requests, subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, each of Borrower, Requisite Lenders and Agent hereby agrees as follows:

1. Recitals; Definitions. The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof. All capitalized terms used but not otherwise defined herein have the meanings given such terms in the Loan Agreement.

2. Consent and Waiver. Effective as of the date hereof, and in accordance with Section 10.08 of the Loan Agreement, Agent and Lenders constituting at least the Requisite Lenders hereby (i) consent to (A) the issuance of the December 2012 Notes, the execution and delivery of the NPA Amendment and the other documents related thereto, and the incurrence of the Indebtedness under the NPA as amended by the NPA Amendment and (B) the execution and delivery of the December 2012 Charter Amendment and (ii) waive, ab initio, each Identified Event of Default.

3. Amendments. Subject to the terms and conditions of this Agreement, Section 7.2 of the Loan Agreement is hereby amended by deleting clause (d) thereof in its entirety and replacing such clause with the following:

(d) subordinated, unsecured Indebtedness in an aggregate amount not to exceed $17,460,000 (the “Subordinated Indebtedness”), which subordinated, unsecured Indebtedness is evidenced by those certain Convertible Promissory Notes issued pursuant to (i) that certain Note and Warrant Purchase Agreement, dated as of August 3, 2010, by and among Borrower and each investor party thereto (the “2010 NPA”); (ii) that certain Note and Warrant Purchase Agreement, dated as of December 20, 2011 (the “2011 NPA”), as amended by that certain Amendment to Note and Warrant Purchase Agreement, dated as of June 28, 2012, each by and among Borrower and each investor party thereto (the 2011

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NPA, as so amended, the “June 2012 NPA”); (iii) that certain Note Purchase Agreement, dated as of October 9, 2012, by and among Borrower and each investor party thereto (the “October 2012 NPA”); and (iv) that certain Note Purchase Agreement, dated as of November 19, 2012, by and among Borrower and each investor party thereto (the “November 2012 NPA”), as amended by that certain Amendment to Note Purchase Agreement, dated as of December 28, 2012, by and among Borrower and each investor party thereto (the November 2012 NPA, as so amended, the “December 2012 NPA”), which Indebtedness is subordinated to the Obligations pursuant to (A) that certain Subordination Agreement, dated as of March 30, 2011, by and among Agent and certain investors party to that certain Note and Warrant Purchase Agreement, dated as of August 3, 2010 (which subordinates $6,000,000, the “First Subordination Agreement”); (B) that certain Amended and Restated Subordination Agreement, dated as of December 20, 2011, by and among each of the parties to the First Subordination Agreement and certain other investors who are parties to the 2011 NPA (which amends, restates and continues the First Subordination Agreement subordinating an additional $6,250,000 for a total of $12,250,000, the “2011 Subordination Agreement”); (C) that certain Subordination Agreement, dated as of June 28, 2012, by and among the parties to the First Subordination Agreement and the 2011 Subordination Agreement other than two individual investors who have opted not to participate in the offering under the 2012 NPA (which Subordination Agreement separately subordinates $3,000,000 (the “June 2012 Subordination Agreement”); (D) that certain Subordination Agreement, dated as of October 9, 2012, by and among the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $750,000, the “October 2012 Subordination Agreement”); (E) that certain Subordination Agreement, dated as of November 19, 2012, by and among the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $1,000,000, the “November 2012 Subordination Agreement”); and (F) that certain Subordination Agreement, dated as of December 28, 2012, by and among the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $460,000, the “December 2012 Subordination Agreement”, and together with the 2011 Subordination Agreement (which, for the avoidance of doubt, includes the First Subordination Agreement), the June 2012 Subordination Agreement, the October 2012 Subordination Agreement, and the November 2012 Subordination Agreement, collectively, the “Subordination Agreements”).

4. Conditions. The foregoing is subject to the following conditions:

A.	Agent shall have received a counterpart of this Agreement duly executed by each Loan Party;

B.	Agent shall have received a counterpart of the Subordination Agreement duly executed by each investor that is purchasing a December 2012 Note pursuant to the NPA, as amended by the NPA Amendment, and consented to by Borrower;

C.	Borrower shall have delivered a certificate of an authorized officer of Borrower, providing verification of an incumbency and attaching (i) Borrower’s board

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resolutions approving the transactions contemplated by this Agreement and (ii) Borrower’s governing documents;

D.	Borrower shall have delivered true and complete copies of the December 2012 Notes, the NPA Amendment, the December 2012 Charter Amendment and the other amendments referenced herein and such further documents, information, certificates, records and filings as Agent may reasonably request; and

E.	(i) No Default or Event of Default shall have occurred and be continuing other than the Defaults or Events of Default waived pursuant to Section 2 above, (ii) all representations and warranties in Section 5 of the Loan Agreement shall be true and correct as of the date hereof, (iii) each condition set forth in this Section 4 of this Agreement shall have been satisfied, and (iv) Agent shall have received a certificate from an authorized officer of Borrower confirming each of the foregoing.

5. Reaffirmation of Debt Documents. By executing and delivering this Agreement, Borrower hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Debt Documents; (ii) agrees that this Agreement shall be a “Debt Document” under the Loan Agreement; and (iii) hereby expressly agrees that the Loan Agreement, the Notes and each other Debt Document shall remain in full force and effect following any action contemplated in connection herewith.

6. Reaffirmation of Grant of Security Interest in Collateral. Borrower hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its mortgage, grant, pledge and hypothecation to Agent for the benefit of Agent and each Lender, of the lien on and security interest in, all of its right, title and interest in, all of the Collateral.

7. Confirmation of Representations and Warranties; Liens; No Default. Borrower hereby confirms that (i) all of the representations and warranties set forth in the Debt Documents continue to be true and correct as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct as of such prior date); (ii) there are no Defaults or Events of Default that have not been waived or cured other than the Defaults or Events of Default waived pursuant to Section 2 above; (iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, for the benefit of Agent and each Lender, pursuant to the Debt Documents or otherwise granted to or held by Agent, for the benefit of Agent and each Lender; and (iv) the agreements and obligations of Borrower contained in the Debt Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; provided, however, with respect to this clause (iv), to the extent that this Agreement is not enforceable against Borrower, the obligations of Agent and the Lenders contained herein with respect to such parties are null and void.

8. No Other Consents or Amendments. The consent and waiver in this Agreement are applicable only to the matters set forth in Section 2 above, and do not constitute a future consent or waiver nor a consent to, or waiver of, anything other than the matters expressly set forth herein including, for the avoidance of doubt, any other transactions involving the sale or issuance of the Series B Preferred Stock. Except as expressly set forth in this Agreement, the Loan Agreement and all other Debt

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Documents shall remain unchanged and in full force and effect. This Agreement shall be limited precisely and expressly as drafted and shall not be construed as consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement or any other Debt Document.

9. Costs and Expenses. Borrower shall be responsible for (i) a consent fee of $1,500.00 and (ii) the reimbursement of all fees and expenses of Agent’s in-house and outside counsel and other out of pocket costs and expenses incurred by Agent and the Lenders in connection with the preparation and negotiation of this Agreement. Such fees, costs and expenses, as limited by the preceding sentence, shall be due and payable upon demand of Agent, and if not paid promptly upon such demand, all such fees, costs and expenses shall become part of the Obligations.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Debt Documents.

12. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

13. Counterparts. This Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Consent and Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

Syndax Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

[Signatures Continue on Following Page]

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AGENT AND LENDER:

General Electric Capital Corporation, a Delaware corporation

By:	/s/ Jacqueline K. Blechinger
Name:	Jacqueline K. Blechinger
Its:	Duly Authorized Signatory

[End of Signature Pages]

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Exhibit A

December 2012 Charter Amendment

Exhibit A

SECOND CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

SYNDAX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That resolutions setting forth a proposed second amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were duly adopted by the Board of Directors of the Corporation, acting by unanimous written consent.

SECOND: That said amendment was approved by the stockholders of the Corporation entitled to vote on such amendment acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation by deleting the existing Article IV of said Certificate of Incorporation in its entirety and substituting therefor a new Article IV to read in its entirety as follows:

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is Two Hundred Seventy-Nine Million Five Hundred Thousand (279,500,000) shares. One Hundred Twenty Million (120,000,000) shares shall be Common Stock with a par value of $0.0001 per share and One Hundred Fifty-Nine Million Five Hundred Thousand (159,500,000) shares shall be Preferred Stock with a par value of $0.001 per share, Seventy-Eight Million (78,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), Seventy-Eight Million (78,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”) and Three Million Five Hundred Thousand (3,500,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock” and together with the Series A/A-1 Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this

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corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Arlene M. Morris, its Chief Executive Officer, this 28th day of December, 2012.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

Schedule 1

Perfection Certificate Changes

None.

Schedule 1

Schedule 2

See Section 4 of the Perfection Certificate

Schedule 2